UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

AVIDBANK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California	001-42792	26-1731009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1732 North First Street, 6th Floor San Jose, CA	95112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 200-7390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value per share	AVBH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On August 11, 2025, Avidbank Holdings, Inc. (the “Company”) completed the sale of 2,610,000 shares of common stock, no par value per share (“Common Stock”), at a public offering price of $23.00 per share, in its initial public offering (“IPO”). Pursuant to the IPO, the Company and Avidbank, a California state-chartered bank, entered into an Underwriting Agreement, dated August 7, 2025 (the “Underwriting Agreement”), with Piper Sandler & Co. and Stephens Inc., as representatives of the several underwriters thereof (the “Representatives”), under which the Company granted the Representatives a 30-day option to purchase up to an additional 391,500 shares of its Common Stock (the “Overallotment Option”).

On August 11, 2025, the Representatives notified the Company of their decision to exercise the Overallotment Option in full, purchasing the additional 391,500 shares of Common Stock, at the public offering price less underwriting discounts and commissions, or $21.4475 per share. Following the full exercise of the Overallotment Option, the Company has issued and sold an aggregate total of 3,001,500 shares of Common Stock in connection with the IPO resulting in net proceeds to the Company, after deducting underwriting discounts and commissions and estimated offering expenses, of approximately $62.2 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2025	AVIDBANK HOLDINGS, INC.

	By:	/s/ Victor DeMarco
	Name:	Victor DeMarco
	Title:	Executive Vice President and Chief Legal Officer

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